                                                                    EXHIBIT 10.3

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND SUCH PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

                           UNIVERSITY OF PENNSYLVANIA

Center for Technology Transfer
Suite 300
3700 Market Street
Philadelphia, PA   19104-3147
215-573-4500
FAX:  215-898-9519

Ronald A. Paulus, M.D.
Care Management Science Corporation
3600 Market Street, 6th Floor
Philadelphia, PA   19104
April 28, 1997

             RE: PENN/CMS LICENSE AGREEMENT EFFECTIVE APRIL 1, 1995,
                       RESTATED ON OR ABOUT MAY 1, 19997.

Dear Dr. Paulus:

This letter agreement is between the University of Pennsylvania ("Penn") and Care Management Science ("CMS") for the purposes of clearing up an issue pertaining to sublicenses as defined in Section 2.1 in the above referenced License Agreement. For the purposes of this letter, "End-User Sublicense" shall mean a sublicense granted by CMS which allows the sublicensee to use, but not to modify or to distribute the software. "Distributor Sublicense" shall mean a sublicense granted by CMS to a third party which allows that third party to modify the software, and sublicense it in the form of End-User sublicenses only.

It is agreed between the parties that CMS shall have the right to grant both End-User Sublicenses and Distributor Sublicenses. It is further agreed that:

1. any Distributor Sublicense granted by CMS shall be subject to the terms and provisions of the License Agreement;

2. royalties would flow to Penn in the exact same manner as they would if CMS were selling directly [*];

3. any such distribution rights would also be subject to the exact same contractual language and other requirements of the License Agreement as if CMS were licensing the software directly;

4. Penn shall receive [*] of any up-front license initiation fees or other consideration paid to CMS for sublicense rights; and

5. any third parties distributing the Licenses Work shall be required to report to CMS, and CMS shall report any such Distributor licensee sales to Penn in the same manner that CMS reports its own sales to Penn.

Sincerely,

/s/  Louis P. Berneman

Louis P. Berneman
Managing Director, Center for Technology Transfer

AGREED TO AND ACCEPTED:

 /S/ RONALD A. PAULUS
-------------------------------
Ronald A. Paulus, M.D.              Date  5/1/97
Care Management Science Corporation

[*] WE ARE SEEKING CONFIDENTIAL TREATMENT OF THESE TERMS, WHICH HAVE BEEN OMITTED. THE CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                           RESTATED LICENSE AGREEMENT

                                 by and between

                 THE TRUSTEES OF THE UNIVERSITY OF PENNSYLVANIA

                                       and

                       CARE MANAGEMENT SCIENCE CORPORATION

                     (formerly The Center for Health Choice)


                                      1995

         This LICENSE AGREEMENT is made as of the 1st day of April, 1995 between THE TRUSTEES OF THE UNIVERSITY OF PENNSYLVANIA, a nonprofit corporation organized and existing under the laws of the Commonwealth of Pennsylvania (the 'University'), and Care Management Science Corporation, both corporations organized and existing under the laws of the Commonwealth of Pennsylvania ("Licensee").

         The Effective Date is April 1, 1995.

WHEREAS The University owns the Licensed Program and Licensed Technical Information (each as defined below) and copyrights and other proprietary rights relating thereto; and

WHEREAS Licensee desires to obtain from the University an exclusive license to use the Licensed Program and Licensed Technical Information, subject to the terms, conditions and provisions hereinafter set forth; and

WHEREAS The University and Licensee (formerly called The Center for Health Choice ) have entered into an agreement dated July 1, 1993 relating to subject matter in some respects to the subject matter of this agreement whereby this agreement supersedes the July 1, 1993 agreement;

WHEREAS The University and Licensee have entered into an agreement dated April 1, 1995 and signed in March 1995 relating to the same subject matter as the subject matter of this agreement whereby this agreement restates and supersedes the July 1, 1993 agreement;

NOW, THERFORE in consideration of the premises and of the promises and mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         The following terms, as used herein, shall have the following meanings:

         "AFFILIATE" means, when used with references to Licensee, any Person directly or indirectly controlling, controlled by or under common control with Licensee. For purposes of this Agreement, 'control' means the direct or indirect ownership of over 50% of the outstanding voting securities of a Person, or the right to receive over 50 % of the profits or earnings of a Person, or the right to control the policy decisions of a Person.

         "BANKRUPTCY EVENT" means the Person in question becomes insolvent, or voluntary or involuntary proceedings by or against such Person are instituted in bankruptcy or under any insolvency law, or a receiver or custodian is appointed for such Person, or proceedings are instituted by or against such Person for corporate reorganization or the dissolution of any such Person, which proceeding, if involuntary, shall not have been dismissed within ninety (90) days after the date of filing, or such Person makes an assignment for the benefit of creditors, or substantially all of the assets of such Person are seized or attached and not released within sixty (60) days thereafter.

         "CALENDAR QUARTER"' means each three-month period, or any portion thereof, beginning on January 1, April 1, July 1 and October 1.

         "CONFIDENTIAL INFORMATION" means and includes (i) the Source Code and object Code of the Licensed Program and the related Documentation, (ii) the Licensed Technical Information; (iii) any other information or material in tangible form that is marked as confidential or proprietary by the furnishing party at the time it is delivered to the receiving party, and (iv) information that is furnished orally if the furnishing party identifies such information as confidential or proprietary when it is disclosed and promptly confirms such designation in writing after such disclosure.

         "COPYRIGHT" means the copyrights related to the Licensed Work, including the copyright applications and registration(s), if any, listed on Exhibit A attached hereto and made part hereof, authorized under Title 17 of the United States Code or under the laws of any other jurisdiction.

         "CUSTOMER" means any Person who has executed a valid End User Agreement or any other form of sublicense agreement approved by the University relating to the license set forth herein.

         "Documentation" means the explanatory and instructive materials in hard copy, including manuals and other printed or visually-perceptible materials, that describe the use, function or operation of a computer software program.

         "END USER AGREEMENT" means an agreement between Licensee and a Person granting the right to use or benefit from any of the rights granted hereinunder.

         "FEES" shall mean, cumulatively, Service Fees and Sublicense Fees. Licensee shall establish; 1) stand-alone Sublicense Fees and 2) Service Fees for use of the Licensed Work. If Licensee charges a customer Service Fees for a package of services, only some of which involves use of the Licensed Program, and no volume or other customer discount is provided, then the portion of Licensee's revenues representing Fees shall not be less than the separate prices or Fees charged by Licensee on a stand-alone basis for services using the Licensed Work. If Licensee charges a customer service Fees on such a package of services and a volume or other discount is provided, then the discount related to use of the Licensed Work shall be no greater than the discount related to other services provided by Licensee. University acknowledges that Licensee may have to negotiate Sublicense Fee discounts from its published fees in the usual course of doing

Licensee shall be permitted to deduct qualifying costs directly attributable to the sublicensing of the Licensed Work, which are actually identified on the invoice and borne by Licensee, or the provision of services using the Licensed Work, which are actually identified on the invoice and borne by Licensee or its sublicensee.

         Such qualifying costs shall be limited to the following:

         (i) Discounts, in amounts customary in the trade, for quantity purchases, prompt payments and for wholesalers and distributors;

         (ii) Credits or refunds, not exceeding the original invoice amount, for claims or returns.

         (iii)    Prepaid transportation insurance amounts;

         (iv)     Prepaid outbound transportation expenses; and

         (v) Sales and use taxes, imposed by a government agency upon Licensee.

         "LICENSED PROGRAM" means the software program in source code, object code, or any other form described in the copyright registrations and applications for copyright registration set forth in Exhibit A hereto, together with (i) Modifications thereto, (ii) all Documentation, and (iii) all derivative works based on the foregoing.

"LICENSED TECHNICAL INFORMATION" means the underlying proprietary analytic routines related to the econometric model which was developed for the Corporate Hospital Rating Project, THE CORPORATE HOSPITAL RATING PROJECT: MEASURING HOSPITAL OUTCOMES FROM A BUYER'S PERSPECTIVE USING UB-B2 LIKE DATA. For the purposes of this agreement UB-B2 like data is defined as information about specific patients regarding their admissions to hospitals that includes their diagnoses, Procedures, mute of admission and discharge, and the charges associated with hospital stays. It does not include information about out-patients, resource use, test results, treatment or intentions. Licensed Technical Information also includes the underlying models reflected in A THEORY OF FOCUSED OPERATIONS IN HEALTH CARE; RISK-ADJUSTMENTS AND MEASUREMENT OF AMBULATORY OUTCOMES; and A THEORY OF CONGESTION IN GENERAL HOSPITALS the copyright information for which is listed in Exhibit A hereto.

         "LICENSED WORK" means the Licensed Program and Licensed Technical Information, and any portion of Modification thereof, as well as all United States and foreign Copyrights.

         "MODIFICATION" of work means any and all changes including improvements, enhancements, corrections, revisions to the work or any portion thereof, and any derivative of or work substantially similar to any of the foregoing, made by the University or the Licensee.

         "PERSON" or "PERSONS" means any corporation, partnership, joint venture or natural person. "Sale" as applied to the Licensed Work means a genuine BONA FIDE transaction for which consideration is received or expected for the use, lease, transfer or any other disposition of the Licensed Work. A Sale of the Licensed Work shall be deemed completed at the time Licensee or its sublicensee invoices, ships, or receives payment for such Licensed Work, whichever occurs

"SERVICE FEES" means gross consideration actually received by Licensee as a fee for Use of the Licensed Work. The University hereby acknowledges that Licensee has in the past and will continue to provide consulting and other product related services to third parties which do not employ the use of the Licensed Work, and University further acknowledges that such revenues are expressly not a part of Service Fees as defined herein.

         "Sublicense Fees" means gross consideration actually received by Licensee (i) as a fee for sublicensing the Licensed Work in object code form to any third party or (ii) as royalties under the terms of any such sublicense agreement.

                                   ARTICLE II
                                GRANT OF LICENSE

         2.1 GRANT OF LICENSE. Subject to the terms and conditions contained in this Agreement, the University hereby grants to Licensee for the term of this Agreement a roya4-bearing, worldwide, exclusive license, with a right to sublicense to:

                  (a) make copies of, to make derivative works of, and to use the Licensed Work,

                  (b) distribute the Licensed work;

                  (c) sublicense the Licensed Work to customers of Licensee who have first executed an End User Agreement. Licensee shall use best efforts to include all of the provisions found in the End User Agreement which forms Exhibit B hereto in all sublicense agreements, where such efforts must result in an agreement that is at least substantially similar to the End User Agreement identified in Exhibit B.

         2.2 RESERVATION OF RIGHTS. The University reserves the right to make copies of, to make derivative works of and to use the Licensed Work solely for non-commercial research and educational purposes. The University also reserves the right to grant the same restricted rights to other non-profit educational or research institutions which expressly agree in writing not to utilize the Licensed Work in any commercial application, whether for itself or another party.

         2.3 NO RIGHTS BY IMPLICATION. No rights or licenses with respect to the Licensee Work are granted or deemed granted hereunder or in connection herewith, other than those rights or licenses expressly granted in this Agreement.

         2.4 FEDERAL GOVERNMENT INTEREST. Licensee acknowledges that the United States Government may retain certain rights in inventions funded in whole or in part under any contract, grant or similar agreement with a Federal agency under Public Laws 96-517, 97-256 and 98-620, codified at 35 U.S.C. P. 200-212, and any regulation issued thereunder, as such statute or regulations may be amended from time to time hereafter. The license to the Licensed Work granted under this Article II is expressly subject to all such rights.

                                   ARTICLE III
                                  COMPENSATION

         3.1      ROYALTIES.

                  (a) In consideration for the license granted by this Agreement, Licensee shall pay University royalties as follows on all Sales of the Licensed Work.

                       (i)      [*];

                       (ii)     [*];

                  (b) In the event the University releases a Modification to the Licensed program developed exclusively by the University, the University shall be entitled to a royalty of [*] of the Sublicense Fee paid by existing Customers for such modification. In the event that such a Modification is jointly developed by the University and Licensee, Licensee shall pay a royalty to the University equal to a prorated percentage of [*] based upon the relative contributions of the two parties, such contributions to be mutually agreed upon.

                  (c) The University waives the right to receive these royalties through June 30, 1996 (the "Transition Period") if Fees received by Licensee in any such year, during the Transition Period are less than [*].

         3.2 MINIMUM ADVANCE ROYALTIES. Licensee shall Pay to Licensor, as a non-refundable advance against royalties during the ensuing year, minimum annual royalties ("Minimum Advance Royalties") for the following periods in the corresponding amounts:

                                                CALENDAR YEAR BEGINNING
         TRANSITION PERIOD                      January 1, 1995
         [*]                                    January 1, 1996
         [*]                                    January 1, 1997
         [*]                                    January 1, 1998
         [*]                                    January 1, 1999
         [*]                                    January 1, 2000 and for each
                                                calendar year thereafter

Licensee shall pay these Minimum Advance Royalties in four (4) evenly distributed installments

[*] WE ARE SEEKING CONFIDENTIAL TREATMENT OF THESE TERMS, WHICH HAVE BEEN OMITTED. THE CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

on the first day of each calendar quarter (January 1, April 1, July 1 and October 1) of each year.

         3.3 MINIMUM EARNED FEES. To retain the exclusivity of the license granted hereunder, Licensee must earn Fees in the following amounts during each calendar year listed below:

                                                CALENDAR YEAR BEGINNING

         [*]                                    January 1, 1995
         [*]                                    January 1, 1996
         [*]                                    Each calendar year thereafter

         3.4 Exclusive; Non-Exclusive License. If Licensee fails to pay the Minimum Advance Royalties as set forth in Section 3.2 above for any calendar year, the University will have the right in its sole discretion, to convert the license granted hereunder from an exclusive to a non-exclusive license. Should the University convert the license to a non-exclusive license, Licensee shall be required to pay a Minimum Advance Royalty of [*] to be paid in the same four (4) installments as for an exclusive license, for each calendar year thereafter to maintain the non-exclusive license. If Licensee fails to pay the Minimum Advance Royalty of [*] for a non-exclusive license, the University will have the right in its sole discretion, to terminate the non-exclusive license. In the event that the University grants any third party a nonexclusive license to the Licensed Work with Minimum Advance Royalties or equivalent royalties of less than [*] per calendar year, Licensee's yearly fee shall be reduced to the lower rate.

         3.5 SALES TO FEDERAL GOVERNMENT. To the extent required by any existing Federal Government Interest, a sublicense to the United States Government shall not be subject to any Royalty.

         3.6 PAYMENTS. Royalties payable under Section 3.1 hereof shall be paid within forty five (45) days following the last day of the Calendar quarter in which the royalties accrue. The final payment shall be made within thirty
(30) days after termination of this Agreement. Royalties shall be deemed paid as of the day on which they are received at the account designated pursuant to
Section 3.8. Royalties that are not paid when due shall be subject to interest in accordance with Section 3.8 hereof.

[*] WE ARE SEEKING CONFIDENTIAL TREATMENT OF THESE TERMS, WHICH HAVE BEEN OMITTED. THE CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

         3.7 REPORTS. Licensee shall deliver to the University within forty-five (45) days after the end of each Calendar Quarter a report, certified by the chief financial officer of Licensee, setting forth in reasonable detail the calculation of the earned royalties and Minimum Advance Royalties available for credit payable to the University for such Calendar Quarter.

         3.8      CURRENCY, PLACE OF PAYMENT, INTEREST.

                  (a) CURRENCY; PLACE OF PAYMENT. All dollar amounts referred to in this Agreement are expressed in United States dollars. All payments of Royalties and other amounts to the University under this Agreement shall be made in United States dollars (or other legal currency of the United States) by check payable to "The Trustees of the University of Pennsylvania".

                  (b) INTEREST. Amounts that are not paid when due shall accrue interest from the due date until paid, at a rate equal to the prime rate plus two percent (2%) with a maximum cap of eighteen percent (18%). The University may treat unpaid payments as a breach of this Agreement notwithstanding the payment of interest.

         3.9 RECORDS. Licensee will maintain complete and accurate books and records which enable the royalties payable hereunder to be verified. The records for each calendar quarter shall be maintained for five years after the submission of each report under Section 3.7 hereof. Upon reasonable prior notice to Licensee, the University and its accountant shall have access to the relevant books and records of Licensee necessary to conduct a review or audit thereof. Such limited access shall be available not more than twice each calendar year, during normal business hours, and for three years after the expiration or termination of this Agreement. If the University determines that Licensee has underpaid royalties by ten percent (10%) or more, Licensee will immediately pay to the University such amount plus interest as set forth in Section 3.8 above in addition to the documented costs and expenses of the university's accountant in connection with its review or audit. If an overpayment is determined to exist, the University shall refund any monies overpaid by Licensee back to Licensee.

                                   ARTICLE IV
                             USE OF LICENSED PROGRAM

         4.1 MAINTENANCE. Licensee acknowledges and agrees that the University shall be under no obligation to Licensee to install, maintain, support, modify or enhance the Licensed Program, all such obligations being the responsibility of Licensee.

         4.2 Copy Limitations. Licensee shall be entitled to receive from the University one copy of the Licensed Program and related Documentation, and the Licensed Technical information. Licensee shall keep a record of the location of each and every copy of the licensed Program that it makes and shall maintain such copies in locations consistent with Licensee's confidentiality obligations as set forth in Article V hereof. Licensee shall reproduce without alteration any disclaimers, legends and proprietary rights notices on all copies of the Licensed Program and related Documentation and the Licensed Technical Information.

         4.3      MODIFICATION OF LICENSED WORK.

                  (a) Licensee shall have the right to make Modifications of the Licensed Work, including derivatives as contemplated by the copyright laws, provided that such Modifications, and all copyrights and trademarks relating thereto, shall remain the property of the University from the moment of their creation, subject to the 1-icensee's license rights hereunder. Licensee shall provide one copy of any Modification of the Licensed Work to the University promptly upon request. License shall obtain from each and every individual or entity who makes a Modification of the licensed Work an assignment of all rights to the University, including but not limited to copyright, whether or not such contribution may be a "work made for hire." Prior to the commencement of work by such individuals or entities, licensee shall have each individual or entity sign a document in reasonable form acknowledging that all rights in their respective contributions will be assigned to the University whether or not such contributions are works made for hire.

                  (b) The University may from time to time release Modifications developed by the University, subject to the Licensee's license rights hereunder. The University will provide one copy of such Modifications to Licensee . The incorporation into the Licensed Work of any Modification developed by the University shall be reflected in the royalty schedule for the Licensed Work after good faith negotiations by the parties. Notwithstanding, Licensee acknowledges and agrees that the University shall have no obligation to make Modifications of the Licensed Work.

                                    ARTICLE V
                                 CONFIDENTIALITY

         5.1      CONFIDENTIALITY.

                  (a) NONDISCLOSURE. Licensee shall maintain in confidence and shall not disclose to any third Party (except an authorized sublicensee) the Confidential Information received pursuant to this, without the prior written consent of the University. The foregoing obligation shall not apply to:

                       (i) information that is known to Licensee or
                  independently developed by Licensee prior to the time of disclosure, in each mw, to the extent evidenced by written records promptly disclosed to the University upon receipt of the Confidential Information. This exception shall not apply to information learned by Licensee from any employee who was previously engaged by, or a student of, the University, with responsibility for the development or use of the Licensed Work;

                       (ii) information disclosed to Licensee by a third party
                  that has a right to make such disclosure;

                       (iii) information that becomes patented, published or
                  otherwise part of the public domain as a result of acts by the University or by a third person who has the right to make such disclosure; or

                       (iv) information that is required to be disclosed by
                  order of any governmental authority or a court of competent jurisdiction; provided that Licensee shall notify the University if it believes such disclosure is required and shall use its best efforts to obtain confidential treatment of such information by the agency or court.

                  (b) USE OF CONFIDENTIAL INFORMATION. Licensee shall ensure that all of its employees having access to the Confidential Information of the University are obligated in writing to abide by Licensee's obligations hereunder. Licensee shall use the Confidential Information only for the purposes contemplated under this Agreement.

                  (c) NO OBLIGATION BY UNIVERSITY. The University shall not be obligated to accept any Confidential Information of the Licensee. If licensee desires to furnish any of Licensee's Confidential Information to any University personnel, Licensee may request such individual to sign a confidentiality agreement with Licensee in form and substance satisfactory to the University, as attached hereto in Exhibit C. The University bears no institutional responsibility for maintaining the confidentiality of any Confidential Information of Licensee.

                  (d) COPYRIGHT NOTICE. The placement of a copyright notice by the University on the Licensed Work, or any portion thereof, shall not be construed to mean that the program or information has been published. Such placement will not release licensee from its obligations of confidentiality hereunder.

         5.2      PUBLICATION.

                  (a) UNIVERSITY RIGHT TO PUBLISH. Licensee acknowledges that the basic objective of the research and development activities of the University is the generation of new knowledge and its expeditious dissemination. To further that objective, the University retains the right, at its discretion, to demonstrate, publish or publicize the Licensed Technical Information and a description of the Licensed Program and any results of research conducted by the University with the Licensed Work subject to the provisions of clauses (b) and (c) below.

                  (b) NOTIFICATION. Should the University desire to disclose publicly, in writing or by oral presentation, Confidential Information related to the Licensed Work for which an appropriate form of intellectual property protection has not been filed, the University shall notify Licensee in writing of its intention at least thirty (30) days before such disclosure. The University shall include with such notice a description of the oral presentation or, in the case of a manuscript or other proposed written disclosure, a current draft of such written disclosure. Licensee may request the University, no later than 30 (30) days following the receipt of the University's notice, to file an appropriate form of intellectual property protection related to the information to be disclosed. All such filings shall be subject to the provisions of Section 8.1 Of this Agreement. Upon receipt of such request, the University shall arrange for a short delay in publication, not to exceed sixty (60) days, to permit filing of an appropriate form of intellectual protection by the University, or if the University declines to file such application, to permit licensee to make such a filing.

                  (c) MODIFICATION. If the University desires to demonstrate, publish or publicize Confidential Information related to the Licensed Work that is not protectable under intellectual property law in the United States, and Licensee objects to such proposed disclosure within the time period specified in clause (b) above, the parties will negotiate in good faith toe whether the proposed disclosure can be modified or withheld, consistent with the objectives of each party. In no event shall the University be prohibited from proceeding with any such publication.

         5.3      USE OF NAME.

                  (a) Licensee shall not directly or indirectly use the University's name, or the name of any trustee, officer or employee thereof, without the University's written consent. University hereby approves the use of the following wording as applied to the University, its related Wharton School, its School of Medicine, or the John A. Hartford Foundation, as appropriate:

                       (i) [based on work or research performed at or by]

                       (ii) [derived from work or research performed at or by]

                       (iii) [faculty members of]

                       (iv) [funded by]

                       (v) [licensed from]

                       (vi) [developed at]

                  (b) The University and LICENSEE are independent entities and contractors and neither is an agent of the other. Neither LICENSEE nor the University shall take any action which would suggest to a reasonable person that an agency relationship exists between them.

         5.4 INJUNCTIVE RELIEF. Because damages at law will be an inadequate remedy for breach of any of the covenants, promises and agreements contained in this Article V hereof, the University shall be entitled to injunctive relief in any state or federal court located within the City of Philadelphia, Pennsylvania, including specific performance or an order enjoining the breaching party from any threatened or actual breach of such covenants, promises or agreements. Licensee hereby waives any objection it may have to the personal jurisdiction or venue of any such court with respect to any such action. The rights set forth in this Section 5.4 shall be in addition to any other rights which the University may have at law or in equity.

                                   ARTICLE VI
                         WARRANTIES AND REPRESENTATIONS

         6.1 REPRESENTATIONS AND WARRANTIES OF THE UNIVERSITY. The University represents and warrants to Licensee that this Agreement, when executed and delivered by the University, will be the legal, valid and binding obligation of the University, enforceable against the University in accordance with its terms. The University also represents to Licensee that the University has not received any written notice that the Licensed Work infringes the proprietary rights of any third party. These representations are to the knowledge of the University, based upon conversations with certain University officials. The University has made no independent investigation of the matters which are subject to these representations.

         6.2 REPRESENTATION AND WARRANTIES OF LICENSEE. Licensee represents and warrants to the University as follows:

                  (a) is a good corporation duly organized, validly existing and in good standing under the laws of Pennsylvania, and has all requisite corporate power and authority to execute, deliver and perform this Agreement;

                  (b) This Agreement, when executed and delivered by Licensee, will be the legal, valid and binding obligation of Licensee, enforceable against Licensee in accordance with its terms; and

                  (c) The execution, delivery and performance of this Agreement by licensee does not conflict with, or constitute a breach or default under, (i) the charter documents of Licensee, (ii) any law, order, judgment or governmental rule or regulation applicable to Licensee, or
         (iii) any provision of any agreement, contract, commitment or instrument to which Licensee is a party; and the execution, delivery and performance of this Agreement by Licensee does not require the consent, approval or authorization of, or notice or declaration to or filing or registration with, any governmental or regulatory authority.

                                   ARTICLE VII
                   LIMITATION ON LIABILITY AND INDEMNIFICATION

7.1 NO WARRANTIES; LIMITATION ON LIABILITY. EXCEPR AS EXPLICITLY SET FORTH IN
SECTION 6.1 HEREOF, THE LICENSED PROGRAM AND LICENSED TECHNICAL INFORMATION IS PROVIDED ON AN "AS IS" BASIS AND THE UNIVERSITY MAKES NO REPRESENTATIONS OR WARRANTEES, EXPRESS OR IMPLIED, WITH RESPECT TO THE LICENSED PROGRAM AND LICENSED TECHNICAL INFORMANON. BY WAY OF EXAMPLE BUT NOT OF LIMITATION, THE UNIVERSITY MAKES NO REPRESENTATIONS OR WARRANTEES (i) OF COMMERCIAL UTILITY,
(ii) OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR (iii) THAT THE USE OF THE LICENSED PROGRAM AND LICENSED TECHNICAL INFORMATION WILL NOT INFRINGE ANY PATENT, COPYRIGHT OR TRADEMARK OR OTHER PROPRIETARY OR PROPERTY RIGHTS OF OTHERS. EXCEPT AS EXPRESSLY PROVIDED HEREIN, THE UNIVERSITY

DISCLAIMS ANY WARRANTY THAT THE LICENSED PROGRAM AND LICENSED TECHNICAL INFORMATION IS FREE FROM THE RIGHTFUL CLAIMS OF ANY THIRD PARTY. THE UNIVERSITY SHALL NOT BE LIABLE TO LICENSEE, LICENSEE"S SUCCESSORS OR ASSIGNS, OR ANY OTHER THIRD PARTY WITH RESPECT TO ANY CLAIM ON ACCOUNT OF, OR ARISING FROM THE USE OF INFORMANON IN CONNECTION WITH THE LICENSED PROGRAM AND LICENSED TECHNICAL INFORMATION SUPPLIED HEREUNDER OR THE USE OR LICENSE OF THE LICENSED PROGRAM AND LICENSED TECHNICAL INFORMATION OR ANY OTHER MATERIAL OR ITEM DERIVED THEREFROM. THE UNIVERSITY SHALL NOT BE LIABLE TO LICENSEE, OR ANY OTHER PERSON FOR ANY LOSS OF PROFITS, LOSS OF BUSINESS OR INTERRUPTION OF BUSINESS, OR FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY KIND INCURRED BY LICENSEE OR ANY OTHER PERSON WHETHER UNDER THIS AGREEM:ENT OR OTHERWISE, EVEN IF THE UNIVERSITY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS.

         7.2 LICENSEE INDEMNIFICATION. Licensee will indemnify and hold harmless the University, its, officers, agents and employees (collectively, the "Indemnified Parties"), from and against any and all liability, loss, damage, action, claim or expense suffered or incurred by the Indemnified Parties (including reasonable attorney's fees) (individually, a "Liability" and collectively, the "Liabilities") which results from or arises out of (a) the use of the Licensed Work by Licensee, its Affiliates, assignees, vendors or other third parties; (b) breach by Licensee of any covenant or agreement contained in this Agreement; and (c) the successful enforcement by an indemnified Party of its right under this Section 7.2. The indemnification obligation under clause
(a) shall be mitigated by the sole negligence of the Indemnified Party. Without limiting the foregoing, Licensee will indemnify and hold harmless the Indemnified Parties from and against any Liabilities resulting from:

                  (a) Any claim of any kind related to the use by a third party of the Licensed Work by Licensee, its Affiliates, assignees, or other third parties; and

                  (b) claim by a third party that the Licensed work infringes or violates any patent, copyright, trademark or other intellectual property rights of such third party.

         7.3 PROCEDURES. The Indemnified Party shall promptly notify Licensee of any claim or action giving rise to a Liability that is subject to the provisions of Section 7.2. Licensee shall have the right to defend any such claim or action, at its cost and expense. Licensee shall not settle or compromise any such claim or action in a manner that imposes any restrictions or obligations on the University or grants any rights to the licensed Work, without the University's written consent, which consent shall not be unreasonably withheld. If Licensee fails or declines to assume the defense of any such claim or action within thirty (30) days after notice thereof, the University may assume the defense of such claim or action for the account and at the risk of Licensee, and any Liability related thereto shall be conclusively deemed a liability of Licensee. Licensee shall pay promptly to the Indemnified Party any Liabilities to which the foregoing indemnify relates, as incurred. The indemnification rights of the University or other indemnified Party contained herein are in addition to all other rights which such indemnified Party may have at law or in equity or otherwise.

         7.4 LIABILITY INSURANCE. During the Term of this Agreement, Licensee shall maintain general liability and product liability, insurance in amounts not less than $1,000,000 per incident and $1,000,000 in the aggregate, issued by an insurance company rated AA or better and naming the University as an additional insured. The minimum insurance amounts specified herein shall not be deemed a limitation on Licensee's indemnification liability under this Agreement. Licensee shall provide the University with copies of the endorsements to such policies, upon request of the University. Licensee shall notify the University at least thirty (30) days prior to cancellation of any such coverage.

                                  ARTICLE VIII
                       PROPRIERARY RIGHTS AND INFRINGEMENT

         8.1      PROPRIETARY RIGHTS PROTECTION.

                  (a) UNIVERSITY CONTROL. The University shall be responsible for and shall control the preparation, prosecution and maintenance of all copyrights and patent rights pertaining to the Licensed Work. Licensee shall reimburse the University for all documented expenses (including legal fees, filing and maintenance fees or other governmental charges) incurred in connection with the filing, prosecution and maintenance of any such rights. Such reimbursement shall be due at the same date as advance Minimum Royalties are due, as set forth in Section 3.2.

                  (b) LICENSEE OBLIGATIONS. Licensee and the University shall mutually determine the countries where copyrights and patents pertaining to the Licensed Work will be prosecuted and maintained. If Licensee declines to pay for such prosecution and maintenance costs in any jurisdiction, the University may do so at its cost and expense but such rights shall be excluded from the definition of Licensed Work.

                  (c) LICENSEE PROSECUTION. If the University elects not file, prosecute or maintain any copyright g to the Licensed Work, it shall notify Licensee at least sixty (60) days prior to taking, or not taking, any action which would result in abandonment, withdrawal, or lapse of such right. Licensee shall then have the right to file, prosecute or maintain the right at its own expense.

                  (d) COOPERATION. Each party shall cooperate with the other party to execute all lawful papers and instruments and to make all rightful oaths and declarations as may be necessary in the preparation and prosecution of all rights referred to in this Section 8. 1.

         8.2 OWNERSHIP. Licensee acknowledges that all right, title and interest in and to the Licensed Work and any copyrights, patents, trademarks and other protection related thereto is and shall remain in the University, regardless of which party prepares prosecutes or maintains the foregoing, subject to the express license granted to Licensee under Article II hereof.

         8.3      INFRINGEMENT BY THIRD PARTY.

                  (a) LICENSEE'S OBLIGATIONS. Each party will promptly notify the other party of any infringement or possible infringement of rights relating to the Licensed Work. Licensee shall have the right, but not the obligation, to prosecute such infringement at its own expense. In such event, the University shall cooperate with Licensee, at Licensee's expense. Licensee shall not settle or compromise any such suit in a manner that imposes any obligations or restrictions on the University or grants any rights to the Licensed Work, without the University's written consent.

                  (b) UNIVERSITY'S RIGHTS. If Licensee fails to prosecute such infringement within ninety (90) days after receiving notice thereof, the University shall have the right, but not the obligation, to prosecute such infringement at its own expense. In such event, Licensee shall cooperate with the University, at the University's expense.

                  (c) RECOVERY DISTRIBUTION. Any recovery obtained by the prosecuting party as a result of such proceeding, by settlement or otherwise, shall be applied first to the prosecuting party, in an amount equal to its costs and expenses of the litigation, with the remainder to be paid to the Licensee, subject to the earned royalties due to the University under Article 3 hereof.

                                   ARTICLE IX
                              TERM AND TERMIANTION

         9.1 TERM. This Agreement and the licenses granted herein shall commence on the Effective Date and shall continue, subject to earlier termination under Sections 9.2 or 9.3 hereof, for a period of thirty (30) years thereafter.

         9.2      TERMINATION BY THE UNIVERSITY.

                  (a) EVENTS OF DEFAULT. Upon the occurrence of any of the events set forth below ("Events of Default"), the University shall have the right to terminate this Agreement by giving written notice of termination, such termination being effective with the giving of such notice:

                       (i) Nonpayment of any amount payable to the University
                  that is continuing then (10) calendar days after the University gives Licensee written notice of such nonpayment;

                       (ii) breach by Licensee of any covenant (other than a
                  payment breach referred to in clause (i) above) or any representation or warranty contained in this Agreement that is continuing sixty (60) calendar days after the University gives licensee written notice of such breach; provided that if Licensee, using its best efforts, cannot cure such breach within the flat sixty (60) days, the cure period shall be extended by an additional sixty (60) calendar days, the total cure period not to exceed one hundred twenty (120) days.

                       (iii) Licensee fails to comply with the terms of the
                  license granted under Article II hereof and such noncompliance is continuing thirty (30) calendar days after the University gives Licensee notice of such noncompliance;

                       (iv) Licensee becomes subject to a Bankruptcy Event;

                       (v) the dissolution or cessation of operations by
                  Licensee;

                       (vi) Licensee has failed to receive any fees for use or
                  sublicensing of the Licensed Program by June 30, 1995.

                  (b) NO WAIVER. No exercise by the University of any right of termination shall constitute a waiver of any right of the University for recovery of any monies then due to it hereunder or any other right or remedy the University may have at law or under this Agreement.

                  (c) Sublicenses. Any sublicense(s) in effect at the time of such termination by University will be assigned to the University and will remain in fun force and effect so long as (1) CMS is in full compliance with the term and conditions of any such sublicense(s), and
         (2) such sublicense(s) are consistent with the terms of this AGREEMENT, and (3) the University has no obligation to provide any support, maintenance or other service to sublicensee. The assignment will occur automatically upon the request of Licensee, notwithstanding the provision of 9.5 "Sublicenses".

         9.3 TERMINATION BY LICENSEE. Licensee shall have the right terminate this Agreement, at any time and with or without cause, upon (90) days written notice to the University.

         9.4 RIGHTS AND DUTIES UPON TERMINATION. Within thirty (30) days after termination of this Agreement, each party shall return to the other party any Confidential Information of the other Party. Licensee also shall return all copies of the Licensed Program in its possession that are embodied in physical form to the University promptly upon the termination of this Agreement.

         9.5 SUBLICENSES. Any sublicenses granted by Licensee under this Agreement may survive termination of this Agreement in accordance with the terms of such sublicense if so requested by the University, in which event the sublicense shall be assigned to the University.

         9.6 PROVISIONS SURVIVING TERMINATION. Licensee's obligation to pay Royalties accrued but unpaid prior to termination of this Agreement shall survive such termination. In addition, Sections 3.8, 3.9, 4.1, 8.2 and this 9.6 and Articles V, VI and VII and any other provisions required to interpret the rights and obligations of the parties arising prior to the termination date shall survive expiration or termination of this Agreement.

                                    ARTICLE X
                              ADDITIONAL PROVISIONS

         10.1 ASSIGNMENT. This Agreement and the rights and duties appertaining thereto may not be assigned by the Licensee, directly or indirectly except to an Affiliate of Licensee wherein Licensee guarantees performance of assignee or in the case of merger, acquisition or operation of law, without first obtaining the written consent of the University. Any such purported assignment, without the written consent of the University, shall be null and of no effect. No assignment shall relieve Licensee of responsibility for the performance of any obligations which have accrued prior to such assignment.

         10.2 NO WAIVER. A waiver by either party of a breach or violation of any provision of this Agreement must be in writing in order to be effective. No waiver will constitute or be construed as a waiver of any subsequent breach or violation of that provision or as a waiver of any breach or violation of any other provision of this Agreement.

         10.3 INDEPENDENT CONTRACTOR. Nothing herein shall be deemed to establish a relationship of principal and agent between the University and Licensee, nor any of their agents or employees for any purpose whatsoever. This Agreement shall not be construed as constituting the University and Licensee as partners, or as creating any other form of legal association or arrangement which could impose liability upon one party for the act or failure to act of the other party.

         10.4 NOTICES. Any notice under this Agreement shall be sufficiently given if sent in writing by prepaid, first class, certified or registered mail, return receipt requested, addressed as follows:

                  (a) if to the University, to:

                                Center for Technology Transfer
                                University of Pennsylvania

                                Suite 300
                                3700 Market Street
                                Philadelphia, PA 19104
                                Attn:  Director

                                cc: office of the General Counsel

                                University of Pennsylvania
                                College Hall, Suite 210
                                Philadelphia, PA 19104

                  (b) if to Licensee, to:

                                Care Management Science Corp.
                                3600 Market St., 6th Floor
                                Philadelphia, PA 19104

                                cc:  David J. Brailer, M.D., Ph.D.
                                2323 Naudain Street
                                Philadelphia, PA 19146

or to such other addresses as may be designated from time to time by notice given in accordance with the terms of this Section.

         10.5 ENTIRE AGREEMENT. This Agreement embodies the entire understanding between the parties relating to the subject matter hereof and supersedes all prior understandings and agreements, whether written or oral. This Agreement may not be varied except by a written document signed by duly authorized representatives of both parties.

         10.6 SEVERABILITY. Any of the provisions of this Agreement which are determined to be invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability in such jurisdiction, without rendering invalid or unenforceable the remaining provisions hereof or affecting the validity or unenforceability of any of the terms of this Agreement in any other jurisdiction.

         10.7 HEADINGS. Any headings and captions used in this Agreement are for convenience of reference only and shall not affect its construction or interpretation.

         10.8 NO THIRD PARTY BENEFITS. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their permitted assigns, any benefits, rights or remedies.

         10.9 GOVERNING LAW. This Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to conflict of law provisions.

         10.10 COUNTERPARTS. This Agreement shall become binding when any one or more counterparts hereof, individually or taken together, shall bear the signatures of each of the parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against the party whose signature appears thereon, but all of which together shall constitute but one and the same instrument

INTENDING TO BE BOUND, the parties hereto execute this Agreement through their authorized representatives.

For THE TRUSTEES OF THE UNIVERSITY OF PENNSYLVANIA:

        4/30/97                                       /s/ Louis P. Berman
 ------------------                            --------------------------------
         Date                                      Authorized Representative

For Care Management Science Corporation:

APRIL 28, 1997                                        /s/ David Brailer
--------------                                 --------------------------------
                                                 Dr. David Brailer, President

                                    EXHIBIT A

COPYRIGHTS

United States Copyright Registration Number TXU 530 576

Applications for copyright registration filed February 21, 1995 entitled:

1        Congestion in General Hospitals

2.       Focused Operations

3.       Clinical Pathway

4.       Ambulatory Outcomes

                                    EXHIBIT B
                               END USER AGREEMENT

CENTER FOR HEALTH CHOICE SOFTWARE LICENSE

PLEASE READ THIS DOCUMENT CAREFULLY BEFORE USING HEALTH CHOICE. THIS IS A LEGAL AGREEMENT BETWEEN SUB-LICENSEE ("YOU"), THE END USER, AND THE CENTER FOR HEALTH CHOICE ("CHC").

1. GRANT OF LICENSE. The application, demonstration and system software ("HEALTH CHOICE") and related documentation are licensed to you by CHC. You own the tape on which HEALTH CHOICE is recorded but The Trustees of the University of Pennsylvania ("PENN") retains title to HEALTH CHOICE. This License allows you to use HEALTH CHOICE on a single computer and to make one copy of HEALTH CHOICE in a machine-readable form for backup purposes only. You must reproduce on such copy the Penn copyright notice and any other proprietary legends that were on the original copy of HEALTH CHOICE. This License is not transferable. The terms of this License extends to the backup copy.

2. COPYRIGHT AND TRADEMARK. The software is owned by Penn, and is protected by United States copyright laws and international treaty provisions. Therefore, you must treat HEALTH CHOICE like any other copyrighted material (such as a book or musical recording) except that you may either: (a) make one copy of HEALTH CHOICE solely for backup or archival purposes, or (b) transfer the software to a single hard disk, provided that you keep the original solely for backup or archival purposes. You may not copy the written material accompanying HEALTH CHOICE. You acknowledge the existence of a valid copyright in HEALTH CHOICE and that both HEALTH CHOICE and copyright are the sole and exclusive property of Penn. By accepting this license, you do not become the owner of either HEALTH CHOICE or the copyright.

3. OTHER RESTRICTIONS. You may not transfer, sell, rent or lease either HEALTH CHOICE, the backup copy of HEALTH CHOICE or the related documentation to another party. You may not reverse engineer, decompile, or disassemble HEALTH CHOICE. You may not in any manner re-create or assist another in re-creating the source code for HEALTH CHOICE. You may not make any revisions to or enhancements of HEALTH CHOICE. "Revisions" as made in this license includes all corrections or modifications that add no substantial feature or function to HEALTH CHOICE. "Enhancements" includes all upgrades or improvements that add a feature or function to HEALTH CHOICE.

4. EXPORT LAW ASSURANCES. HEALTH CHOICE and documentation are provided with restricted rights. Use, duplication, or disclosure by the Government is subject to restrictions as set forth in subparagraph (c)(1)(ii) of The Rights in Technical Data and Computer Software clause at DFARS 252.227-7013, or subparagraphs (c)(1) and (2) of the Commercial Computer Software-Restricted Rights at 48 CFR 52.227-19, as applicable. Contractor/manufacturer is The Center for Health Choices; 3508 Market Street, Suite 253, Philadelphia, PA 19104.

5. TERMINATION. This license is effective until terminated. You may terminate this License at any time by destroying HEALTH CHOICE and all copies thereof. This License will terminate immediately without notice from CHC or Penn if you fail to comply with any provision of this License. Upon termination, you must destroy HEALTH CHOICE and all copies thereof.

6. LIMITED WARRANTY ON MEDIA. CHC warrants the tape on which Health Choice is recorded to be free from defects in materials and workmanship under normal use for a period of ninety (90) days from the date of purchase as evidenced by a copy of the receipt. CHC's entire liability and your exclusive remedy will be replacement of the disk not meeting CHC's limited warranty, if returned to CHC or an CHC authorized representative with a copy of the receipt. CHC will have no responsibility to replace a tape damaged by accident, abuse or misapplication. ANY IMPLIED WARRANTIES ON THE TAPE, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE LIMITED IN DURATION TO NINETY (90) DAYS FROM THE DATE OF DELIVERY.

7. DISCLAIMER OF WARRANTY ON SOFTWARE. You expressly acknowledge and agree that use of HEALTH CHOICE is at your sole risk. HEALTH CHOICE and related documentation are provided "AS IS" and without warranty of any kind and CHC EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. CHC DOES NOT WARRANT THAT THE FUNCTIONS CONTAINED IN HEALTH CHOICE WILL MEET YOUR REQUIREMENTS, OR THAT THE OPERATION OF HEALTH CHOICE WILL BE UNINTERRUPTED OR ERROR-FREE, OR THAT DEFECTS IN HEALTH CHOICE WILL BE CORRECTED. FURTHERMORE, CHC DOES NOT

WARRANT OR MAKE ANY REPRESENTATIONS REGARDING THE USE OR THE RESULTS OF THE USE OF HEALTH CHOICE OR RELATED DOCUMENTATION [OR THAT HEALTH CHOICE WILL NOT INFRINGE ANY PATENT, COPYRIGHT OR TRADEMARK OR OTHER PROPRIETARY RIGHTS OF OTHERS]. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY CHC OR A CHC AUTHORIZED REPRESENTATIVE SHALL CREATE A WARRANTY OR IN ANY WAY INCREASE THE SCOPE OF THIS WARRANTY; SHOULD HEALTH CHOICE PROVE DEFECTIVE, YOU (AND NOT CHC OR A CHC AUTHORIZED REPRESENTATIVE) ASSUME THE ENTIRE COST OF ALL NECESSARY SERVICING, REPAIR OR CORRECTION.

8. LIMITATION OF LIABILITY. UNDER NO CIRCUMSTANCES, INCLUDING NEGLIGENCE, SHALL CHC BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES THAT RESULT FROM THE USE OR INABILITY TO USE HEALTH CHOICE OR RELATED DOCUMENTATION, EVEN IF CHC OR A CHC AUTHORIZED REPRESENTATIVE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. In no event shall CHC's total liability to you for all damages, losses, and causes of action (whether in contract, tort including negligence or otherwise) exceed the amount paid by you for HEALTH CHOICE.

9. [IDEMNIFICATION. You agree to indemnify and hold harmless CHC, PENN, their respective trustees, directors, officers, employees and agents (collectively "Indemnified Parties") from and again any and all liability, loss, damage, action, claim or expense suffered or incurred by the Indemnified Parties, including reasonable attorney's fees (individually a "Liability" and collectively "Liabilities") which result from or arise out of any use of HEALTH CHOICE by you, your officers, employees, agents or other third parties, or your breach of any covenant contained in this agreement.]

10. CONTROLLING LAW AND SEVERABILITY. This License shall be governed by and construed in accordance with the laws of the State of Pennsylvania. If for any reason a court of competent jurisdiction finds any provision of this License, or portion thereof, to be unenforceable, that provision of the License shall be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this License shall continue in full force and effect.

11. COMPLETE AGREEMENT. This License constitutes the entire agreement between the parties with respect to the use of HEALTH CHOICE and related documentation, and supersedes all prior or contemporaneous understandings or agreements, written or oral, regarding such subject matter.


For Licensee:                                 For CHC:



____________________________                  _________________________________
NAME                                          NAME



____________________________                  _________________________________
TITLE                                         TITLE



____________________________                  _________________________________
DATE                                          DATE



____________________________                  _________________________________
COMPUTER PROCESSING UNIT                      TAPE SERIAL NUMBER
SERIAL NUMBER


Licensee shall use best efforts to include bracketed provisions in all sublicense agreements.

Please note that HEALTH CHOICE is only a designated name of the software.

                                    EXHIBIT C
                            CONFIDENTIALITY AGREEMENT

                             EXHIBIT C
                     CONFIDENTIALITY AGREEMENT

     The Center for Health Choice ("CHC"), a Pennsylvania Corporation, located at 3508 Market Street, Suite 253, Philadelphia, PA 19104

                                AND

-------------------------------------------------------------------------------

     From time to time, before and after the date hereof, each party may, at the other's request, disclose to the other certain of its proprietary and/or confidential information including, but not limited to: company know-how, techniques and methodology(ies), statistical information, sample reports, software code and/or algorithms, or, among other things, notes, drawings, etc. related to the other's business practices or relationship with The University of Pennsylvania and its Schools or the parties work together. In addition, either party may make certain of its personnel, consultants, affiliates and/or agents accessible to the other. The above items and all data related thereto are collectively referred to, for convenience, as the "Information".

     All such Information when submitted by either party shall clearly reflect that it is confidential and the other hereby acknowledges receipt of same under those conditions.

     With respect to any and all the foregoing Information, at any time provided by either party to the other, anything obtained therefrom, or from any discussions between the parties or with any of their employees, affiliates, consultants, representatives or agents, the undersigned and each of their respective personnel, directors, attorneys and consultants (collectively hereafter referred to for convenience as "Parties") agree as follows:

     (1) Parties will not disclose to anyone or any entity, at any time or under any circumstances and for any purpose whatsoever any of the Information. Such Information will be used only for its internal purposes in connection with its relationship with the other.

     (2) Parties will not copy (except for purely internal use as permitted hereby) or disseminate any of the Information and will destroy or return anything furnished by the other (including copies it has made) at the completion of its review and furnish the other with a certificate of compliance upon the other's request.

     (3) Parties will make no use of any of the Information independently for its own purposes.

     (4) Information supplied by the Parties hereunder shall be used solely for the purposes of the relationship between the Parties.

Notwithstanding the foregoing, the above shall not apply if, and only if, one or more of the following are in effect:

     (a) the Information is clearly in the public domain at the time of disclosure;

     (b) becomes generally available to the public other than as a result of a disclosure; or

     (c) the Information is known to the other prior to its disclosure by the disclosing party.


To be free of the restrictions of this Agreement in either (a) or (b) above, the receiving party must notify the disclosing party in writing as soon as practicable after the receipt of same. Parties further agree that at such time as Parties are no longer making use of the Information or if the relationship terminates, the Parties will cease to make any use of the Information and will: 1) return the Information to whichever party provided it, or 2) destroy the same and furnish to the providing party an affidavit duly executed before a notary public by an authorized official, under oath, certifying the destruction of the Information at the providing party's written request.

NOTWITHSTANDING THE FOREGOING, THIS CONFIDENTIALITY AGREEMENT IN NO WAY SUPERSEDES THE UNIVERSITY'S AND ITS EMPLOYEES' RIGHTS, INCLUDING BUT NOT LIMITED TO ANY RIGHTS TO PUBLICATION, UNDER THE LICENSING AGREEMENT BETWEEN THE UNIVERSITY OF PENNSYLVANIA AND THE CENTER FOR HEALTH CHOICE.

By my authorized signature below, I hereby agree to the above:

THE CENTER FOR HEALTH CHOICE

By:____________________________          ________________________
                                         Date
Its:___________________________
    Duly Authorized Officer

INDIVIDUAL XXX

By:____________________________          ________________________
                                         Date
Its:___________________________
    Duly Authorized Officer